FOR IMMEDIATE RELEASE

WEB.COM ANNOUNCES AGREEMENT TO BE ACQUIRED BY AN AFFILIATE OF SIRIS CAPITAL GROUP, LLC FOR $25.00 PER SHARE IN ALL CASH DEAL VALUED AT APPROXIMATELY $2 BILLION
Transaction Provides Immediate Value for Shareholders
Acquisition Expected to Close in Q4 2018

JACKSONVILLE, Fla, June 21, 2018 – Web.com Group, Inc. (NASDAQ: WEB), a leading global provider of a full range of Internet services and online marketing solutions for small and medium‐sized businesses, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Siris Capital Group, LLC in an all-cash transaction valued at approximately $2 billion.
Under the terms of the agreement, which has been unanimously approved by the members of Web.com’s board of directors, an affiliate of Siris will acquire all of the outstanding common stock of Web.com for $25.00 per share in cash. The purchase price represents a 30% premium over Web.com’s 90-day volume-weighted average price ended on June 19, 2018.
A special meeting of Web.com’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission ("SEC") and subsequent mailing to its shareholders.
Web.com may solicit alternative acquisition proposals from third parties during a "go-shop" period from the date of the agreement until August 5, 2018. There is no guarantee that this process will result in a superior proposal, and the agreement provides Siris with a customary right to match a superior proposal. Web.com does not intend to disclose developments with respect to the solicitation process unless and until the company determines such disclosure is appropriate.
“This transaction will provide shareholders with immediate and substantial cash value, while also providing us with a partner that shares in our commitment to customers and employees and can add strategic and operational value,” said David L. Brown, chairman, CEO and president of Web.com. “Based on our extensive engagement with Siris over the past two months and our prior discussions with them, we are confident that Siris’ support will enable Web.com to execute on its strategy and next phase of growth.”
Commenting on the transaction, Robert Aquilina, Siris Capital executive partner, said: “Web.com has a 20+ year legacy of leadership in the domain market with strong brand equity and a growing portfolio of attractive, value-add online and marketing services for SMBs. Siris looks forward to nurturing Web.com’s core domain business, supporting and anticipating the diverse needs of the company’s customers, and driving new opportunities for innovation and growth.”
Frank Baker, Co-Founder of Siris Capital, commented: “We are excited to partner with Web.com as it embarks on this new chapter of growth and market leadership. As a private company, Web.com will be able to make strategic investments for sustainable and profitable growth, while remaining agile and focused on delivering best-in-class solutions to its customers.”

The proposed transaction is expected to close in the fourth quarter of 2018 and is subject to approval by Web.com’s shareholders, along with the satisfaction of customary closing conditions and antitrust regulatory approvals, as necessary. The transaction is not subject to any financing condition. Upon completion of the acquisition, Web.com will become wholly owned by an affiliate of Siris.
Web.com will file its quarterly report on Form 10-Q reporting its second quarter financial results but does not intend to host a quarterly earnings call.
Financing & Advisors
Equity financing will be provided by investment funds affiliated with Siris. Siris has secured committed debt financing for the transaction from Morgan Stanley Senior Funding, Inc., RBC Capital Markets, and Macquarie Capital.
Morgan Stanley & Co. LLC, RBC Capital Markets, and Macquarie Capital are serving as financial advisors to Siris. Sidley Austin LLP is acting as corporate counsel to Siris and Kirkland & Ellis LLP is acting as financing counsel to Siris in connection with the transaction. BofA Merrill Lynch and J.P. Morgan are serving as financial advisors and Cooley LLP is serving as legal counsel to Web.com.
For further information regarding the terms and conditions contained in the definitive merger agreement, please see Web.com's Current Report on Form 8-K, which will be filed in connection with this transaction.
About Web.com Group, Inc. | Web.com
Since 1997 Web.com (Nasdaq: WEB) has been the marketing partner for businesses wanting to connect with more customers and grow. We listen, then apply our expertise to deliver solutions that owners need to market and manage their businesses, from building brands online to reaching more customers or growing relationships with existing customers. For some, this means a fast, reliable, attractive website; for others, it means customized marketing plans that deliver local leads; and for others, it means customer-scheduling or customer-relationship marketing (CRM) tools that help businesses run more efficiently. Owners from big to small can focus on running the companies they know while we handle the marketing they need. To learn how this global company collaborates with customers and employees to achieve their potential, explore www.web.com or follow on Twitter at @webdotcom or on Facebook at www.facebook.com/web.com.
About Siris Capital Group, LLC | Siris Capital
Siris Capital is a leading private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business service companies in North America. Integral to Siris’ investment approach is its partnership with exceptional senior operating executives, or executive partners, who work with Siris on a consulting basis to identify, validate and operate investment opportunities. Their significant involvement allows Siris to partner with management to add value both operationally and strategically. To learn more, visit us at www.siriscapital.com.
FORWARD LOOKING STATEMENTS
This press release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of Web.com. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Web.com’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Web.com, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parker Private Holdings II, LLC and Parker Merger Sub, Inc. to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Web.com’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Web.com and potential difficulties in Web.com employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Web.com’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Web.com or Parker Private Holdings II, LLC or Parker Merger Sub, Inc. related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Web.com described in the “Risk Factors” section of Web.com’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on February 23, 2018, and May 4, 2018, respectively, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://ir.web.com/financial-information/sec-filings Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Web.com assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Web.com does not give any assurance that it will achieve its expectations.
IMPORTANT INFORMATION FOR INVESTORS
In connection with the proposed transaction, Web.com intends to file with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF WEB.COM ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WEB.COM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that Web.com files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Web.com will be available free of charge on Web.com’s investor relations website at https://ir.web.com/financial-information/sec-filings or by contacting Web.com’s Investor Relations Department at Ira.Berger@web.com.

PARTICIPANTS IN THE SOLICITATION
Web.com and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Web.com in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Web.com’s directors and executive officers is also included in Web.com’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2018. These documents are available free of charge as described above.
NO OFFER OR SOLICITATION
This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.
Contacts:
Web.com:
Investors
Ira Berger, (904) 680-6909
Ira.Berger@web.com

Media
Brian Wright, (904) 680-6633
CorporateCommunications@web.com

Siris Capital:
Dana Gorman (Abernathy MacGregor), (212) 371-5999
dtg@abmac.com
or
Blair Hennessy (Abernathy MacGregor), (212) 371-5999
bth@abmac.com

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